SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14 (a) of the Securities
Exchange Act of 1934 (Amendment No.     )

/X/     Filed by the registrant

/  /    Filed by a party other than the registrant

Check the appropriate box:

/  /      Preliminary proxy statement

/X/       Definitive proxy statement

/  /      Definitive additional materials

/  /      Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

CREATIVE COMPUTER APPLICATIONS, INC.
(Name of Registrant as Specified in Its Charter)

Steven M. Besbeck, President
(Name of Person (s) Filing Proxy Statement)

Payment of filing fee (Check the appropriate box):

/X/       No fee required.

/  /      Fee computed on table below per Exchange per Exchange Act
          Rules 14a-6(i) (4) and 0-11.

	(1) Title of each class of securities to which transactions applies:

	(2) Aggregate number of securities to which transactions applies:

	(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-1?. (Set forth the amount on which the filing fee is calculated and state how it was determined):

	(4)  Proposed maximum aggregate value of transaction:

	(5)  Total fee paid:

/  /      Fee paid previously with preliminary materials.

/  /      Check box if any part of the fee is offset as provided by
Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

	(1)  Amount previously paid:

	(2)  Filing party:

	(3)  Date filed:



CREATIVE COMPUTER APPLICATIONS, INC.
26115-A Mureau Road
Calabasas, CA 91302



December 29, 1997

Dear Shareholder:

The Company's 1997 Annual Meeting of Shareholders will be held at 10:00 a.m., Pacific Time, on Friday, February 20, 1998, at the Company's offices at 26115-A Mureau Road, Calabasas, California 91302.

The formal Notice of Annual Meeting of Shareholders and the Proxy Statement for the Meeting are on the following pages.

In order to assure that a quorum is present at the Meeting, you are urged to sign and mail the enclosed proxy card at once, even though you may plan to attend in person. You may revoke the proxy at any time prior to its being voted by filing with the Secretary of the Company either an instrument of revocation or a duly executed proxy card bearing a later date. If you attend the Meeting, you may elect to revoke the proxy and vote your shares in person.

The prompt return of your proxy card will help us avoid the expense of further requests for proxies.

For your convenience in returning your proxy card, we enclose a return envelope which requires no postage.

Financial and other information concerning the Company is contained in the enclosed Annual Report for the fiscal year ended
August 31, 1997.


Very truly yours,


/S/ Bruce M. Miller

Bruce M. Miller
Chairman of the Board



CREATIVE COMPUTER APPLICATIONS, INC.
26115-A Mureau Road
Calabasas, CA 91302



NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD February 20, 1998




To the Shareholders of
Creative Computer Applications, Inc.

Notice is hereby given that the 1998 Annual Meeting of Shareholders of Creative Computer Applications, Inc. (the "Company") will be held at the Company's offices at 26115-A Mureau Road, Calabasas, California 91302, on Friday, February 20, 1998 at 10:00 a.m. Pacific Time, for the following purposes:

1.	To elect five members of the Board of
        Directors to serve until the next Annual Meeting of Shareholders and until their successors are elected and qualified.

2.	To ratify the appointment of BDO Seidman,
        LLP as the Company's independent accountants for the current fiscal year.

3.	To consider and transact such other
        business as may properly be brought before the Meeting or any adjournment thereof.

Only shareholders of record at the close of business on December 26, 1997 will be entitled to vote at the Meeting. The stock transfer books will not be closed.

Financial and other information concerning the Company is contained in the enclosed Annual Report for the fiscal year ended
August 31, 1997.


By Order of the Board of Directors,


/S/ James R. Helms

James R. Helms
Secretary







YOUR VOTE IS IMPORTANT

Whether or not you plan to attend the Meeting, please complete, date, sign and mail your proxy promptly in the enclosed postage paid envelope.



CREATIVE COMPUTER APPLICATIONS, INC.
26115-A Mureau Road
Calabasas, California 91302


PROXY STATEMENT

1998 ANNUAL MEETING OF SHAREHOLDERS

This Proxy Statement and the enclosed form of proxy card are intended to be sent or given to shareholders of Creative Computer Applications, Inc., a California corporation (the "Company"), in connection with the solicitation of proxies by Management on behalf of the Board of Directors of the Company for use at the 1998 Annual Meeting of Shareholders (the "Meeting") to be held on Friday, February 20, 1998 at 10:00 a.m. Pacific Time at the Company's offices at 26115-A Mureau Road, Calabasas, California 91302. The Annual Report to the shareholders of the Company for the fiscal year ended August 31, 1997, including its financial statements and information concerning the Company, is enclosed with this mailing. The Company anticipates that this Proxy Statement and accompanying form of proxy will first be mailed or given to its shareholders on or about January 16, 1998.

If the enclosed proxy card is properly signed and returned, the shares represented by the proxy card will be voted and, if the shareholder indicates a voting choice in the proxy card, the shares will be voted in accordance with such choice. If the proxy card is signed but no specification is made, the shares designated in the proxy card will be voted FOR the election of the nominees for Directors listed below; and FOR the ratification of the appointment of BDO Seidman, LLP as the Company's independent accountants for the current fiscal year. Management knows of no business that will be presented at the Meeting other than that which is set forth in this Proxy Statement. If any other matter properly comes before the Meeting, the proxy holders will vote the proxies in accordance with their best judgment, subject to contrary shareholder instructions on any specific proxy card.

Any proxy may be revoked by the shareholder giving it, at any time prior to its being voted, by filing with the Secretary of the Company an instrument of revocation or a duly executed proxy card bearing a later date. Any proxy may also be revoked by the shareholder's attendance at the Meeting and election, by filing an instrument of revocation, to vote in person.

RECORD DATE AND VOTING AT THE MEETING

The Board of Directors has fixed the close of business on December 26, 1997 as the record date for the determination of the shareholders of the Company entitled to notice of, and to vote at, the Meeting. At that date, there were issued and outstanding 2,910,865 of the Company's common shares (the "Common Shares"). The holders of record of Common Shares will be entitled to one vote per Common Share on each matter submitted to the Meeting subject, in the case of election of Directors, to the cumulative voting provisions described below. There are no outstanding securities of the Company other than the Common Shares entitled to vote at the Meeting.

The presence at the Meeting, in person or by proxy, of the holders of a majority of the votes attributable to Common Shares entitled to vote shall constitute a quorum for the transaction of business at the Meeting. Assuming a quorum is present, the vote of a plurality of the votes cast at the Meeting by the holders of Common Shares is required for the election of Directors. Approval of such other matters as may properly come before the Meeting or any adjournment of the Meeting requires the affirmative vote of holders of a majority of the votes attributable to Common Shares entitled to vote at the Meeting. Abstentions will be counted towards the tabulation of votes cast on proposals presented to the shareholders and will have the same effect as negative votes. Broker non-votes are not counted for any purpose in determining whether a matter has been approved.

Pursuant to the requirements of the California Corporations
Code and the Company's By-laws, the holders of the Company's Common Shares may cumulate their votes for the election of Directors of the Company if any shareholder gives notice, at the Meeting prior to voting, of his or her intention to cumulate his or her votes. Cumulative voting means that each shareholder entitled to vote may cast that number of votes equal to the product of the number of his or her Common Shares multiplied by the number of Directors being elected. Since five Directors are being elected at the Meeting, each shareholder may cast a total of five votes per Common Share for all nominees for Director. A shareholder may cast all of his or her votes for a single nominee or may allocate them among two or more nominees. Instructions for allocation may be marked on the proxy card in the space provided opposite each nominee's name and, if the proxy card is properly marked, the persons acting under the proxy will give notice of the shareholder's intent to vote cumulatively. Unless a contrary instruction is properly marked on the proxy card, the persons acting under the proxy will cumulatively vote so as to maximize the probability that each nominee will be elected.

ELECTION OF DIRECTORS

The By-Laws of the Company provide that the Company's Board of Directors shall consist of not less than three nor more than nine Directors, as determined by the Company's Board of Directors, each to hold office for a term of one year and until a successor shall be duly elected and qualified. The present number of Directors constituting the entire Board is five.

A board of five Directors is to be elected at the Annual
Meeting. Unless otherwise instructed, the proxy holders will vote the proxies received by them for the Company's five nominees named below, all of whom are presently Directors of the Company. In the event that any nominee of the Company is unable or declines to serve as a Director at the time of the Annual Meeting, the proxies will be voted for any nominee who shall be designated by the present Board of Directors to fill the vacancy. In the event that additional persons are nominated for election as Directors, the proxy holders intend to vote all proxies received by them in such a manner in accordance with cumulative voting as will assure the election of as many of the nominees listed below as possible, and, in such event, the specific nominees to be voted for will be determined by the proxy holders. The Company is not aware of any nominee who will be unable or will decline to serve as a Director. The term of office of each person elected as a Director will continue until the next Annual Meeting of Shareholders or until a successor has been elected and qualified.

During the fiscal year ended August 31, 1997, the Board of Directors held a total of four (4) meetings. Each of the current
Directors participated in all such meetings.

The Board of Directors of the Company have established a Compensation Committee for the purpose of reviewing and making recommendations concerning compensation plans and salaries of officers and other key personnel and an Audit Committee for the purpose of meeting with the Company's independent accountants and to review the scope of the audit, internal accounting controls, audit disclosures and related matters. The members of the Compensation Committee are Mr. Lawrence S. Schmid and Mr. Robert S. Fogerson, Jr. The Compensation Committee met twice during the fiscal year ended August 31, 1997. The members of the Audit Committee are Steven M. Besbeck and Lawrence S. Schmid.

See "Principal Securities Holders" for a summary of beneficial ownership of the Company's Common Shares by the officers, Directors and certain beneficial owners.

Background information concerning each present Director, executive officer and each nominee for the office of Director of the Company is as follows:


                              Office with Company;              Year First
Name, Age                     Background Information         Elected Director

Bruce M. Miller, 51           Chairman of the Board and              1978
                              Chief Technical Officer of the
                              Company since its inception
                              in 1978.


Steven M. Besbeck, 49         President, Chief Executive             1980
                              Officer of the Company since
                              August 1983 and Chief Financial
                              Officer since 1994.  Director
                              of International Remote Imaging
                              Systems.


James R. Helms, 53            Vice President/Operations and          1987
                              Secretary of the Company
                              since 1982.


Lawrence S. Schmid, 56        President and Chief Executive          1991
                              Officer, Strategic Directions
                              International, Inc., a management
                              consulting firm specializing
                              in technology companies.


Robert S. Fogerson, Jr., 44   Vice President, Technical              1992
                              Director, of  1992 PharmChem
                              Laboratories, Inc., a leading
                              independent laboratory providing
                              integrated drug testing services.
                              Mr. Fogerson has served in various
                              capacities at PharmChem
                              Laboratories since 1975.


John R. Murray, 55            Vice President, Sales and
                              Business Development  since
                              February 1996. Mr. Murray served
                              as an Independent Marketing Consultant
                              since 1993 and a Manager of
                              International Business Development,
                              Healthvision Corporation
                              Between 1991 and 1993.



EXECUTIVE COMPENSATION

The following table shows all cash compensation for services rendered during the last three fiscal years ended August 31, 1997 paid by the Company to each of the Company's executive officers whose cash compensation exceeded $100,000.


                                               Long Term Compensation
                                                                 Pay-
                        Annual Compensation       Awards         outs

(A)              (B)    (C)     (D)    (E)     (F)      (G)      (H)   (I)
                                              Re-      Securi-         All
                                      Other   stri-    ties            Other
Name                                  Annual  cted     Under-    LTIP  Comp-
and                                   Compen- Stock    lying     Pay-  pensa-
Principal              Salary  Bonus  sation  Award(s) Options/  outs  tion
Position        Year    ($)     ($)     ($)     ($)    SAR's(#)   ($)   ($)


S. M. Besbeck   1997  151,269  0        0       0      10,000     0    1,442
President, CEO, 1996  148,498  10,000   0       0      10,000     0    1,530
CFO             1995  132,432  0        0       0      10,000     0    1,314

B. M. Miller    1997  150,816  0        0       0      10,000     0    4,563
Chairman        1996  130,181  5,000    0       0      10,000     0    5,551
                1995  128,090  0        0       0      10,000     0    5,620

J. R. Helms     1997  107,017  0        0       0      10,000     0    2,688
Vice President  1996  103,501  7,000    0       0      10,000     0    2,693
Operations      1995   94,963  0        0       0      10,000     0    1,777



Employment Agreements

Messrs Bruce Miller and Steven Besbeck are employed by the Company on a month to month basis pursuant to the terms of their employment agreements. Each agreement provides for a base salary at an annual rate of $144,117 for Mr. Miller and $147,861 for Mr. Besbeck and authorizes the payment of other fringe benefits and bonuses made available by the Company to its senior executives. The persons referred to above also received insurance benefits which were paid for by the Company and employer contributions to their 401(k) plan accounts as provided for in the Company's 401(k) profit sharing plan. These amounts, including amounts accrued and unconditionally vested under the 401(k) plan, are reflected in the table above.

The Company has adopted a profit sharing plan pursuant to which income tax is deferred on amounts contributed by employees under Section 401(k) of the Internal Revenue Code. All employees are eligible to participate in the plan after the completion of one year of service. The company contributes, on a matching basis, 25% of the employee's contribution up to 4%. The Company's contribution becomes vested at the rate of 20% for each full year of employment. Both the employee and Company contributions are subject to aggregate annual limits under the Internal Revenue Code.

Compensation of Directors

Directors who are not officers or employees of the Company are paid Directors' fees of $1,500 per meeting and are reimbursed for their reasonable expenses for attending meetings. At present, there are two directors, Lawrence S. Schmid and Robert S. Fogerson, Jr., who are not officers and/or employees of the Company.

STOCK OPTION PLANS

1997 Stock Option Plan

        The Company's 1997 Stock Option Plan is administered by the Board of Directors of the Company or a Committee of not less than two members thereof, which has the authority to determine the persons to whom the options may be granted, the number of shares to be covered by each option, the time or times at which the options may be granted or exercised and, for the most part, the terms and provisions of the options. The 1997 Plan permits the grant of both incentive stock options ("ISOs") qualifying under section 422 of the Internal Revenue Code ("Code") and non-qualified stock options ("NSOs") which do not so qualify. Under the 1997 Plan, the option exercise price of ISOs may not be less than 100% (or 110% if the optionee owns 10% or more of the outstanding voting securities of the Company) of the fair market value of the Common Shares on the date of grant. The option exercise price of NSOs may not be less than 85% of the fair market value of the Common Shares on the date of grant. No option under the 1997 Plan may be exercised more than ten years from the date of grant except that options granted to optionees owning 10% or more of the outstanding voting securities of the Company may not be exercised more than five years from the date of grant.

	The 1997 Plan is intended to offer a proprietary interest in the Company to "Key Employees" and "Key Contractors" contributing to the Company's success and, by increasing their proprietary interest, to encourage them to remain in the employ and service of the Company, to assist the Company in competing effectively for the services of new employees and to attract and retain the best available persons as directors of the Company. "Key Employees" are defined as persons, including officers and directors, employed by the Company, or any parent or subsidiary of the Company, on a compensable basis who hold positions of responsibility with the Company or a parent or subsidiary. "Key Contractors" are defined as persons (including officers whether or not they are also directors) employed by the Company or any parent or subsidiary of the Company to render services (including services solely as a member of the Board of Directors) to or on behalf of the Company or any parent or subsidiary of the Company.

	No options may be exercised within 12 months after the date of grant and must be exercisable at the rate of at least 20% per year over 5 years from the date of grant; options granted to directors will be exercisable at the rate of 25% per year in each of the second, third, fourth and fifth years from the date of grant on a cumulative basis.

	The 1997 Plan provides for the granting of ISOs to purchase a maximum of 500,000 Common Shares and for the granting of NSOs to purchase a maximum of 300,000 Common Shares.

	The aggregate number of shares subject to options, the maximum number of shares which may be purchased, and the number of shares and the exercise price for shares covered by outstanding options will be adjusted appropriately upon a stock split or reverse split of the issued Common Shares, the payment of a stock dividend, or the re-capitalization, combination or reclassification, or other increase or decrease in Common Shares.

	Stock options granted under the 1997 Plan may not be transferred except by will or according to the laws of descent and distribution. During the lifetime of the optionee, stock options may be exercised only by the optionee or by his or her guardian or legal representative.

	The 1997 Plan provides that if an optionee's employment with the Company is terminated because of disability or death, no ISOs held by the optionee shall be exercisable later than 12 months after the date of termination. Upon the death of an optionee, all options held or the unexercised portion thereof exercisable on the date of death are exercisable by the optionee's personal representative, heirs or legatees at any time prior to the expiration of 12 months from the date of death. An optionee holding ISOs, whose employment with the Company terminates other than by disability or death must exercise the ISOs within 90 days after such termination.

	The 1997 Plan provides that if an optionee terminates employment with the Company because of retirement with the consent of the Company, all NSOs held by the optionee, or unexercised portions thereof, expire on the date of retirement except for NSOs or unexercised portions thereof which were otherwise exercisable on the date of retirement, which expire unless exercised within 90 days after the date of retirement. An optionee whose employment with the Company or service as a director of the Company is terminated for any reason other than those described above must exercise NSOs within 210 days after such termination of employment or service, as the case may be.

	The 1997 Plan provides that no options shall be granted thereunder after April 25, 2007. If options granted under the 1997 Plan expire for any reason or are canceled or terminated prior to April 25, 2007, the Common Shares allocable to any unexercised portion of such option may again be subject to an option.

	Because the 1997 Plan will provide optionees the opportunity to acquire Common Shares through the exercise of stock options, the exercise of any stock option may have a proportionate dilutive effect on the holders of then outstanding Common Shares from both a financial standpoint (effect on earnings per share, etc.) and voting standpoint.

	The Board of Directors may amend, suspend or discontinue the 1997 Plan at any time. However, no such amendment may, without shareholder approval, materially increase the number of Common Shares which may be issued under the Plan, change the class of eligible participants or materially increase benefits accruing to participants under the Plan.

	As of December 10, 1997, there were outstanding ISO's to purchase 57,000 Common Shares at an average per share exercise price of $1.84 and NSO's to purchase 65,000 Common Shares at an average per share exercise price of $1.93.

1992 Stock Option Plans

	The Company's 1992 Non-Qualified Stock Option Plan ("1992 Non-Qualified Plan") and the 1992 Incentive Stock Option Plan ("1992 Incentive Plan") were discontinued in September 1996. The 1992 Incentive Plan reserved 400,000 Common Shares for issuance pursuant to granted options, and the 1992 Non-Qualified Plan reserved 200,000 Common Shares for issuance pursuant to granted options.

	Both of the 1992 Plans were administered by the Board of Directors of the Company, which, except with respect to the directors themselves, had the authority to determine the persons to whom the options may be granted, the number of shares to be covered by each option, the time or times at which the options may be granted or exercised and, for the most part, the terms and provisions of the options. Under the 1992 Non-Qualified Plan, the exercise price could not have been less than 85% (100% for officers and directors or 110% if the optionee owned 10% or more of the outstanding voting securities of the Company) of the fair market value of the Common Shares as determined by the Board on the date of grant. Under the 1992 Incentive Plan, the option exercise price could not have been less than 100% (or 110% if the optionee owned 10% or more of the outstanding voting securities of the Company) of the fair market value of the Common Shares, as determined by the Board on the date of grant.

	No option under either plan could be exercised within twelve months of the date of grant or more than five years from the date of grant and must have been exercisable at the rate of at least 20% per year; options granted to directors are exercisable at the rate of 25% in each of the second, third, fourth and fifth years, on a cumulative basis. Each plan limited the percentage of the total number of Common Shares subject to the plan for which options could have been granted to officers and directors to 50%.

	Under the 1992 Non-Qualified Plan, all directors, upon their election and on September 30 of each subsequent year, automatically received options to purchase 5,000 shares (or a prorated amount if they have served less than a full year). Under the 1992 Incentive Plan, each eligible director automatically received options to purchase 5,000 shares on September 30th of each year (or a prorated amount if they have served less than a full year). These automatic grants were the only options directors were entitled to receive under the plans.

	As of December 10, 1997, there were outstanding options to purchase 97,000 Common Shares under the 1992 Non-Qualified Plan at an average per share exercise price of $1.56 and options to purchase 208,000 Common Shares under the 1992 Incentive Plan at an average per share exercise price of $2.00.

	The following table sets forth information as to stock options granted under the 1997 Stock Option Plan for the fiscal year ended August 31, 1997 to each executive officer whose aggregate remuneration is set forth above.

Options/SAR Grants In Last Fiscal Year
Individual Grants


(a)                (b)            (c)             (d)           (e)
                    Number of     % of Total
                    Securities    Options/SARs   Exer-
                    Underlying    Granted to     cise
                    Options/SARs  Employees in   or Base     Expiration
Name                Granted (#)   Fiscal Year    Price($/Sh) Date


Bruce M. Miller     10,000        15 %           $2.13       April 25, 2003
Steven M. Besbeck   10,000        15 %           $1.94       April 25, 2003
James R. Helms      10,000        15 %           $1.94       April 25, 2003



	The following table sets forth information as to stock options granted under the 1992 Incentive Plan, the 1992 Non-Qualified Plan and the 1997 Stock Option Plan, the net value received from the exercise of options (market value of stock on the date of exercise, less the exercise price) by each executive officer whose aggregate remuneration is set forth above.

Aggregated Option/SAR Exercises in Last Fiscal Year and
FY-End Option/SAR Values

(a)                (b)         (c)        (d)               (e)

                                        Number of
                                        Securities        Value of
                                        Underlying        Unexercised
                                        Unexercised       In-the-Money
                   Shares    Exer-      Options/SARs at   Options/SARs at
                   Acquired  cisable/   FY-End (#)        FY-End ($)
                   on        Value
                   Exer-     Real-      Exercisable/
Name               cise(#)   ized ($)   Unexercisable     Unexercisable


Bruce M. Miller    8,000     $4,800     121,550/61,450    $47,162/$5,227
Steven M. Besbeck  5,000     $2,500     95,000/55,000     $34,424/$9,974
James R. Helms     5,000     $2,500     95,000/55,000     $34,424/$9,974



Other Non-Qualified Stock Options

	On March 5, 1992, the Board of Directors of the Company granted special one-time grants of stock options to the Chairman and senior officers of the Company, all of whom are also directors of the Company, to purchase up to 300,000 shares of the Company's Common Shares, for a period of five years from the date of grants, at an exercise price of $1.375 per share, the market price of the Common Shares on March 5, 1992. On February 6, 1997, the expiration date of those options was extended to December 31, 2000. The market price of the Common Shares on February 6, 1997 was $1.375 per share. These special options can only be exercised at the rate of 20% per year, on a cumulative basis, except that in the event the Company is merged or consolidated with another corporation, in case of the sale of all of substantially all of the assets of the Company or in case of the reorganization, dissolution or liquidation of the Company, the options will vest immediately. Special stock options were granted to Mr. Miller to purchase up to 100,000 Common Shares, to Mr. Besbeck to purchase up to 100,000 common Shares and to Mr. Helms to purchase up to 100,000 Common Shares.


PRINCIPAL SECURITY HOLDERS

Security Ownership

The following table sets forth certain information known to the Company regarding beneficial ownership of the Company's Common Shares at December 10, 1997 of (i) each present Director or nominee for Director, (ii) all officers and Directors as a group, and (iii) each beneficial owner of more than five percent of the Company's Common Shares.



                                                Common Shares
                                             Beneficially Owned
                                            at December 10, 1997
                                          Number of     Percent of
                                          Shares(1)       Class(2)


Steven M. Besbeck(3)(8)                     283,500         9.6%
James R. Helms(4)(8)                        136,300         4.5%
Bruce M. Miller(5)(8)                       360,550        11.9%
Lawrence S. Schmid(6)(9)                     23,667            *
Robert S. Fogerson, Jr.(7)(10)               18,211            *
John R. Murray(8)                            16,900            *

All officers and Directors as a
  group(3)(4)(5)(6)(7)(8)(9)(10)            839,128        25.7%

The Wall Street Group, Inc.(11)             160,000         5.3%

*  Less than 1%


Footnotes:
(1)	Sole voting and investment control unless otherwise noted.
(2)	Unless otherwise indicated, does not include Common Shares
        issuable under: (a) employee stock option plans.
(3)	Includes 95,000 Common Shares issuable under currently
        exercisable stock options held by Mr. Besbeck but excludes 54,000 Common Shares issuable under currently non-exercisable stock options held by Mr. Besbeck.
(4)	Includes 95,000 Common Shares issuable under currently
        exercisable stock options held by Mr. Helms but excludes 55,000 Common Shares issuable under currently non-exercisable stock options held by Mr. Helms.
(5)	Includes 121,550 Common Shares issuable under currently
        exercisable stock options held by Mr. Miller but excludes 61,450 Common Shares issuable under currently non-exercisable stock options held by Mr. Miller.
(6)	Includes 21,667 Common Shares issuable under currently
        exercisable stock options held by Mr. Schmid, but excludes 36,667 Common Shares issuable under currently non-exercisable stock options held by Mr. Schmid.
(7)	Includes 18,211 Common Shares issuable under currently
        exercisable stock options held by Mr. Fogerson but excludes 33,210 Common Shares issuable under currently non-exercisable stock options held by Mr. Fogerson.
(8) Mr. Bruce Miller's, Mr. Steven Besbeck's, Mr. James Helms' and Mr. John Murray's address is 26115-A Mureau Road, Calabasas, CA 91302.
(9) Includes 9,900 Common Shares issuable under currently exercisable Stock Options held by Mr. Murray but excludes 20,100 Common Shares issuable under currently Non-Exercisable Stock Options held by Mr. Murray.
(10)	Mr. Lawrence Schmid's address is c/o Strategic Directions
        International, Inc., 6242 Westchester Parkway, Suite 100, Los Angeles, CA 90045.
(11)	Mr. Robert Fogerson's address is c/o PharmChem Laboratories,
        Inc., 1505 O'Brien, Menlo Park, CA 94025.
(12)	The Wall Street Group, Inc.'s address is 32 E. 57th Street,
        New York, NY 10022.


SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPIANCE

	Section 16(a) of the Securities and Exchange Act of 1934 requires the Company's directors and executive officers, and persons who own more than 10% of a registered class of the Company's equity security, to file with the Securities and Exchange Commission and the American Stock Exchange reports of ownership and changes in ownership of common stock and other equity securities of the Company. Officers, directors and greater than 10% shareholders are required by SEC regulation to furnish the Company with copies of all
Section 16(a) forms they file.

	During the fiscal year ended August 31, 1997, Mr. Bruce M. Miller failed to file one Form 4 report in December 1996 pertaining to two exercises of employee stock options on a timely basis. The report was filed on January 15, 1997.


RATIFICATION OF SELECTION OF INDEPENDENT ACCOUNTANTS

The Board of Directors has selected BDO Seidman, LLP, independent public accountants, to serve as the Company's auditors for the fiscal year ending August 31, 1998. BDO Seidman, LLP has served as the Company's independent public accountants for its last seven fiscal years.

A representative of BDO Seidman, LLP is expected to be available at the meeting of shareholders to respond to appropriate questions and will be given the opportunity to make a statement if he or she desires to do so. The Board of Directors recommends the ratification of its selection of BDO Seidman, LLP to serve as independent auditors for the fiscal year ending August 31, 1998.

Approval of the proposal requires the affirmative vote of a majority of the outstanding shares of the Company's Common Stock represented and voting at the Annual Meeting. The Board of Directors recommends that shareholders vote FOR the proposal.

SHAREHOLDER PROPOSALS

Shareholders are entitled to submit proposals on matters appropriate for shareholder action consistent with regulations of the Securities and Exchange Commission. Should a shareholder intend to present a proposal at next year's annual meeting, it must be received by the Secretary of the Company (at 26115-A Mureau Road, Calabasas, California 91302) not later than September 12, 1998 in order to be included in the Company's proxy statement and form of proxy relating to that meeting.

AVAILABILITY OF REPORT ON FORM 10-KSB

The Company has filed with the Securities and Exchange
Commission and with the American Stock Exchange, Inc. an Annual Report on Form 10-KSB under the Securities Exchange Act of 1934 for the fiscal year ended August 31, 1997. Upon written request, the Company will furnish any shareholder a copy of the Annual Report on Form 10-KSB including the financial statements and schedules, without charge. Any such written request may be addressed to; Corporate Secretary of the Company at 26115-A Mureau Road, Calabasas, California, 91302.

MISCELLANEOUS

This solicitation is made on behalf of the Board of Directors of the Company, and its cost (including preparing and mailing of the notice, this Proxy Statement and the form of proxy) will be paid by the Company. The Company will also make arrangements with brokerage houses and other custodians, nominees and fiduciaries to send the proxy materials to their principals and will reimburse them for their reasonable expenses in so doing. To the extent necessary in order to assure sufficient representation at the Meeting, officers and regular employees of the Company may solicit the return of proxies by mail, telephone, telegram and personal interview. No compensation in addition to regular salary and benefits will be paid to any such officer or regular employee for such solicitation.

Where information contained in this Proxy Statement rests peculiarly within the knowledge of a person other than the Company, the Company has relied upon information furnished by such person.


By Order of the Board of Directors,


/S/ James R. Helms

James R. Helms
Secretary